Exhibit 99.3

INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL DATA

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial statements are derived from the historical financial statements of Chesapeake Energy Corporation and Columbia Energy Resources, LLC (“Columbia”). The pro forma combined statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 reflect the Columbia acquisition as if the acquisition occurred on January 1, 2004. The pro forma combined balance sheet at September 30, 2005 reflects the consummation of the Columbia acquisition as if it occurred on September 30, 2005. The unaudited pro forma condensed combined financial data should be read in conjunction with the notes thereto and the historical financial statements of Chesapeake and Columbia, including the notes thereto.

The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations that would actually have occurred if the transaction described had occurred as presented in such statements or that may occur in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, Chesapeake’s ability to successfully integrate the operations of Columbia with its current business and several other factors, many of which are beyond Chesapeake’s control.

The Columbia acquisition will be accounted for using the purchase method of accounting. The purchase cost will be allocated to the identifiable Columbia tangible and intangible assets and liabilities based on their respective fair values, including derivatives whose valuation will be dependent upon gas prices at the time of closing. The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in these pro forma condensed combined financial statements.

CHESAPEAKE ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2005

($ in thousands)

	Historical		Pro Forma
	Chesapeake	Columbia	Adjustments		As Adjusted

ASSETS
Current Assets	$1,343,566	$73,427	$(2,261,200) 2,261,200 133,940	(a) (f) (l)	$1,550,933
Property, Plant and Equipment:
Evaluated oil and gas properties	12,616,358	723,069	1,694,950	(a)	15,034,377
Unevaluated oil and gas properties	1,271,662	39,333	460,667	(a)	1,771,662
Accumulated DD&A, oil and gas properties	(3,674,895)	(82,978)	82,978	(a)	(3,674,895)

Total oil and gas properties, at cost based on full-cost accounting	10,213,125	679,424	2,238,595		13,131,144
Other property and equipment, net	464,299	102,337	72,663	(a)	639,299

Total property, plant and equipment, net	10,677,424	781,761	2,311,258		13,770,443

Other Assets	344,639	8,315	21,250	(f)	374,204

Total Assets	$12,365,629	$863,503	$2,466,448		$15,695,580

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$2,042,478	$338,797	$86,669	(a)	$2,467,944

Long-term Liabilities:
Long-term debt, net	4,250,160	775,000	(775,000) 1,796,450	(a) (f)	6,046,610
Derivative instruments at fair value	79,788	439,021	—		518,809
Deferred income tax liabilities	1,659,128	—	133,940	(l)	1,793,068
Other liabilities	127,755	49,074	—		176,829

Total long-term liabilities	6,116,831	1,263,095	1,155,390		8,535,316

Stockholders Equity:
Preferred stock	1,047,366	—	500,000	(f)	1,547,366
Common stock & member interests	3,494	222,508	(222,508)	(a)	3,494
Paid-in capital	3,071,256	—	(14,000)	(f)	3,057,256
Accumulated earnings (deficit)	686,426	(284,142)	284,142	(a)	686,426
Unearned compensation	(94,691)	—	—		(94,691)
Accumulated other comprehensive income (loss)	(481,440)	(676,755)	676,755	(a)	(481,440)
Less treasury stock	(26,091)	—	—		(26,091)

Total stockholders’ equity (deficit)	4,206,320	(738,389)	1,224,389		4,692,320

Total Liabilities and Stockholders’ Equity (Deficit)	$12,365,629	$863,503	$2,466,448		$15,695,580

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

CHESAPEAKE ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2005

($ in thousands, except per share data)

	Historical		Pro Forma
	Chesapeake	Columbia	Adjustments		As Adjusted
Revenues:
Oil and gas sales	$2,032,271	$151,350	$—		$2,183,621
Oil and gas marketing sales	882,040	3,457	—		885,497
Other revenue	—	8,544	—		8,544

Total Revenues	2,914,311	163,351	—		3,077,662

Operating Costs:
Production expenses and taxes	358,973	54,253	—		413,226
General and administrative expenses	39,640	19,063	—		58,703
Exploration expenses	—	9,830	(9,830	)(g)	—
Oil and gas marketing expenses	860,789	2,962	—		863,751
Oil and gas depreciation, depletion and amortization	621,484	29,808	66,027	(b)	717,319
Depreciation and amortization of other assets	34,791	1,715	7,035	(k)	43,541
Other expenses	—	2,116	—		2,116

Total Operating Costs	1,915,677	119,747	63,232		2,098,656

Income From Operations	998,634	43,604	(63,232)		979,006

Other Income (Expense):
Interest and other income	7,790	(3,720)	(4,533	)(j)	(463)
Interest expense	(155,623)	(30,213)	25,762	(i)	(198,681)
			30,213	(e)
			(68,820	)(m)
Loss on repurchases or exchanges of Chesapeake debt	(70,047)	—	—		(70,047)

Total other income (expense)	(217,880)	(33,933)	(17,378)		(269,191)

Income Before Income Taxes	780,754	9,671	(80,610)		709,815
Income Tax Expense	284,977	202	(28,376	)(c)	256,803

Net Income	495,777	9,469	(52,234)		453,012
Preferred stock dividends	(25,526)	—	(16,875	)(h)	(42,401)
Loss on redemption of preferred stock	(22,468)	—	—		(22,468)

Net Income Available to Common Shareholders	$447,783	$9,469	$(69,109)		$388,143

Earnings Per Common Share:
Basic	$1.42				$1.23

Assuming dilution	$1.32			(d)	$1.15

Weighted Average Common and Common Equivalent Shares Outstanding (in thousands):
Basic	314,425				314,425

Assuming dilution	352,210			(d)	352,210

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

CHESAPEAKE ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2004

($ in thousands, except per share data)

	Historical		Pro Forma
	Chesapeake	Columbia	Adjustments		As Adjusted
Revenues:
Oil and gas sales	$1,936,176	$185,769	$—		$2,121,945
Oil and gas marketing sales	773,092	6,334	—		779,426
Other revenue	—	12,263	—		12,263

Total Revenues	2,709,268	204,366	—		2,913,634

Operating Costs:
Production expenses and taxes	308,752	69,202	—		377,954
General and administrative expenses	37,045	16,401	—		53,446
Exploration expenses	—	14,561	(14,561	)(g)	—
Oil and gas marketing expenses	755,314	9,448	—		764,762
Oil and gas depreciation, depletion and amortization	582,137	37,840	94,870	(b)	714,847
Depreciation and amortization of other assets	29,185	2,470	9,197	(k)	40,852
Provision for legal settlements	4,500	—	—		4,500
Other expenses	—	2,682	—		2,682

Total Operating Costs	1,716,933	152,604	89,506		1,959,043

Income From Operations	992,335	51,762	(89,506)		954,591

Other Income (Expense):
Interest and other income	4,476	6,021	(5,587	)(j)	4,910
Interest expense	(167,328)	(18,155)	18,155 (91,760 34,350	(e) )(m) (i)	(224,738)
Loss on repurchases or exchange of Chesapeake debt	(24,557)	—	—		(24,557)

Total other income (expense)	(187,409)	(12,134)	(44,842)		(244,385)

Income Before Income Taxes	804,926	39,628	(134,348)		710,206
Income Tax Expense	289,771	182	(37,888	)(c)	252,065

Net Income	515,155	39,446	(96,460)		458,141
Preferred stock dividends	(39,506)	—	(22,500	)(h)	(62,006)
Loss on redemption of preferred stock	(36,678)	—	—		(36,678)

Net Income Available to Common Shareholders	$438,971	$39,446	$(118,960)		$359,457

Earnings Per Common Share:
Basic	$1.73				$1.42

Assuming dilution	$1.53			(d)	$1.27

Weighted Average Common and Common Equivalent Shares Outstanding (in thousands):
Basic	253,212				253,212

Assuming dilution	305,718			(d)	305,718

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

(a)	The purchase price reflects the payment of $2.2 billion in exchange for 100% of the membership interests in Columbia Energy Resources, LLC (“Columbia”). The purchase price also reflects Chesapeake’s obligation to repay any amounts outstanding under Columbia’s revolving bank credit facility in excess of $713.8 million. The adjustment to oil and gas properties is based on the estimated fair value of the reserves and underlying leasehold (proved and unproved) associated with the acquired property interests. These preliminary values are based upon internally prepared reserve estimates of the acquired properties, for which reserve estimates will be finalized subsequent to the acquisition. Other property and equipment reflects the estimated fair value of the acquired mid-stream assets. The adjustment to current liabilities reflects the estimated fair value of a prepaid sales obligation of Columbia. The adjustment to debt removes $714 million of borrowings under Columbia’s credit facility that will be paid by the seller and $61 million to be assumed and refinanced utilizing our revolving bank credit facility. The adjustments to accumulated DD&A and stockholders’ equity remove historical amounts not to be reflected in our purchase price allocation. Below is a summary of the purchase price allocation to the estimated fair value of the assets acquired and liabilities assumed ($ in 000’s):

Cash payment	$2,200,000

Assumed debt	61,200

Purchase price	$2,261,200

	Columbia Book Value	Estimated Fair Value	Pro Forma Adjustment
Current assets	$73,427	$73,427	$—
Property and equipment — proved properties	723,069	2,418,019	1,694,950
Property and equipment — unproved properties	39,333	500,000	460,667
Accumulated DD&A	(82,978)	—	82,978
Other property and equipment	102,337	175,000	72,663
Other assets	8,315	8,315	—
Current liabilities	(338,797)	(425,466)	(86,669)
Debt	(775,000)	—	775,000
Other liabilities	(488,095)	(488,095)	—
Stockholders’ equity	738,389	—	(738,389)

Total	$—	$2,261,200	$2,261,200

(b)	To record DD&A expense of oil and gas properties using a rate of $1.75 per mcfe in 2004 and $1.93 per mcfe in 2005. These rates reflect the impact of the allocation of purchase price to Columbia’s proved oil and gas properties and the impact that the addition of these properties would have had on our historical DD&A rate.

(c)	To record taxes for Columbia (previously a non-taxable entity) and the tax effects of the pro forma adjustments at a statutory rate of 40%.

(d)	For the nine months ended September 30, 2005, and the twelve months ended December 31, 2004, diluted shares do not include the common stock equivalent of the preferred stock issuance described in Note (f) as the effect was antidilutive.

(e)	To eliminate interest expense related to the approximately $714 million of borrowings under Columbia’s credit facility that will be paid by the seller from the purchase price consideration and will not be assumed by Chesapeake in the acquisition.

(f)	To reflect the estimated impact of the issuance of the following securities and drawdown of our credit facility to fund our pending acquisition of Columbia on both the balance sheet and the income statement:

Security	Term	Coupon	Amount
• Convertible Senior Notes	30 yr	1.75%	$600 million
• Convertible Preferred	Perpetual	4.50%	$500 million
• Senior Notes	20 yr	6.875%	$400 million

After deducting the estimated fees and expenses associated with these offerings of $35 million, we anticipate that the net cash proceeds would be approximately $1,465 million. For purposes of these pro forma financial statements, it is assumed that the remainder ($796.5 million) of the purchase price will be funded using borrowings under our revolving credit facility. We intend to finance the Columbia acquisition utilizing the proceeds from the three offerings described above, although none of the offerings are conditioned on the others, and the acquisition is not conditional on the offerings. Should any of the offerings described above be unsuccessful, we will finance a portion of the acquisition with borrowings from a new bridge loan commitment, which loan currently would have an interest rate of 6.75%. If our convertible preferred offering is unsuccessful, we will finance the acquisition entirely with debt. In such case, our total long-term debt as of the closing date would be $6.4 billion.

(g)	To reflect the reversal of Columbia’s historical exploration costs that are expensed under the successful efforts method of accounting and are capitalized under the full cost method of accounting used by Chesapeake.

(h)	To record the dividends required on the convertible preferred stock issuance described in Note (f).

(i)	To adjust interest expense for the interest capitalized on the acquired oil and gas properties not subject to amortization.

(j)	To reflect the reversal of Columbia’s historical gain related to the sale of oil and gas properties which are reflected as a reduction of oil and gas properties under the full cost method of accounting.

(k)	To reflect depreciation expense related to the incremental increase in the value of the property and equipment (non-oil and gas properties) acquired over an estimated useful life of 15 years.

(l)	To adjust deferred taxes for the temporary differences related to the assumed derivative positions and the assumed liability associated with forward gas sales. We will obtain tax basis in acquired assets and liabilities for the total cash consideration paid. Accordingly, the pro forma adjustment reflects the recognition of the expected current deferred tax asset and a corresponding long term deferred tax liability.

(m)	To reflect interest expense incurred related to the issuance of $600 million of Convertible Senior Notes and $400 million of Senior Notes as well as $796 million of borrowings under Chesapeake’s revolving bank credit facility.

SUMMARY PRO FORMA OIL AND GAS RESERVE DATA OF THE COMBINED COMPANY

The following table sets forth summary pro forma information with respect to Chesapeake’s and Columbia’s combined estimated net proved oil and gas reserves as of December 31, 2004. Since Columbia elected to be treated as a partnership, it did not include the effect of future income taxes in the information below. The pro forma adjustments below reflect the estimated impact of future income tax on future net cash flows.

	Historical		Pro Forma
	Chesapeake	Columbia	Adjustments	As Adjusted
Estimated Quantities of Oil and Gas Reserves at December 31, 2004
Proved Reserves
Oil (MBbl)	87,960	2,462	—	90,422
Gas (MMcf)	4,373,989	1,239,984	—	5,613,973
MMCFE	4,901,751	1,254,756	—	6,156,507
Proved Developed Reserves
Oil (MBbl)	62,713	1,906	—	64,619
Gas (MMcf)	2,842,141	832,062	—	3,674,203
MMCFE	3,218,418	843,495	—	4,061,913

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2004 (in thousands)
Future cash inflows	$28,245,336	$9,174,435	$—	$37,419,771
Future development costs	(2,115,511)	(630,539)	—	(2,746,050)
Future production expense	(6,542,219)	(2,039,063)	—	(8,581,282)
Future income tax expense	(5,663,575)	—	(1,697,533)	(7,361,108)

Future net cash flows	13,924,031	6,504,833	(1,697,533)	18,731,331
Discounted at 10% per year	(6,278,492)	(4,357,648)	1,137,193	(9,498,947)

Standardized measure of discounted future net cash flows	$7,645,539	$2,147,185	$(560,340)	$9,232,384